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                                                                     Exhibit 4.1


                             PEREGRINE SYSTEMS, INC.

                       DECLARATION OF REGISTRATION RIGHTS

         This Declaration of Registration Rights ("DECLARATION") is made as of August 30, 2001, by Peregrine Systems, Inc., a Delaware corporation ("PARENT"), for the benefit of shareholders of eRevenue, Inc., a Georgia corporation ("COMPANY"), acquiring shares of Parent Common Stock pursuant to and as a result of that Agreement and Plan of Reorganization, dated as of August 15, 2001 (the "ACQUISITION AGREEMENT"), by and among Parent, Company and Bridge Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent.

         1. DEFINITIONS. Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Acquisition Agreement. As used in this Declaration:

                  (a) "HOLDER" means: (i) a shareholder of Company to whom shares of Parent Common Stock are issued pursuant to the Acquisition Agreement;
(ii) a holder of Option Stock; or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 7(a) of this Declaration. A Holder shall not include any holder of any warrant or other right to acquire Company Common Stock which was not exercised on or before the Effective Time.

                  (b) "OPTION STOCK" shall mean all Parent Common Stock issued upon the exercise of Company Options that were assumed by Parent pursuant to the Acquisition Agreement, prior to 30 days after the Closing Date, the date all such Company Options terminate.

                  (c) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (d) "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; PROVIDED, HOWEVER, Registration Expenses shall not include any selling commissions, transfer taxes or fees and disbursements of any Holder's counsel (which expenses shall be borne by Holder and not Parent).

                  (e) "REGISTRABLE SECURITIES" means for each Holder the number of shares of Parent Common Stock (i) issued to such Holder pursuant to the Acquisition Agreement or (ii) that has been issued to such Holder as Option Stock (PROVIDED, HOWEVER, no Option Stock shall be deemed Registrable Securities for purposes of this Declaration unless a Holder has exercised his or her Company Option to purchase the maximum shares of Parent Common Stock purchasable thereunder); PROVIDED, HOWEVER, that such shares of Parent Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in an effective Registration Statement on Form S-3 and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90 day period.


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                  (f)      "SEC" means the United States Securities and Exchange
Commission.

                  (g) "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

         2.       HOLDER REGISTRATION.

                  (a) Parent shall use its best efforts to cause the Registrable Securities held by the Holders to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within 30 days following the Effective Time a registration statement on Form S-3 covering the Registrable Securities (provided that any Registrable Securities that constitute Option Stock as defined in
Section 1 shall not necessarily be included in the initial filing of the Form S-3 registration statement (unless such Option Stock shall have been issued sufficiently enough in advance of such filing to be included herein) but shall instead be included in such registration by means of an amendment to the registration or Form S-3 as soon as practicable after the issuance of such Option Stock); PROVIDED, HOWEVER, if Parent shall furnish to the Holders a certificate signed by the an executive officer of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent or its stockholders for registration statements to be filed within such 30 day period, then, Parent's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the Effective Time. The offerings made pursuant to such registration shall not be underwritten.

                  (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its commercially reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of 30 days after the day on which such registration statement has been declared effective;
(ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the


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 registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         3. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict the disposition of the Registrable Securities, and the Holders will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to the Holders stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 90 days. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2.

         4.       INDEMNIFICATION.

                  (a) Parent will indemnify and hold harmless each Holder, each of its officers and directors and partners and members, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent or any state securities law applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse (on an as incurred basis), each Holder, each of its officers and directors and partners and members, and each person controlling such Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by a Holder; and PROVIDED, FURTHER, that Parent will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in


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any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Parent's failure to provide such prospectus (as amended or supplemented).

                  (b) Each Holder participating in the registration statement described in Section 2 shall indemnify Parent, each of its directors and officers and each person who controls Parent within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Parent and such directors, officers and partners and members, persons, or control persons of Parent for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder; PROVIDED, HOWEVER, that the liability of such Holder for indemnification under this Section 4(b) shall not exceed the proceeds from the offering received by such Holder, prior to deducting any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

                  (c)      Each party entitled to indemnification under this
Section 4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

                  (d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or


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expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of Holder under this Section 4(d) shall not exceed the proceeds from the offering received by such Holder, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

         5. EXPENSES. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Parent.

         6. INFORMATION BY HOLDER. Each Holder shall furnish to Parent such information regarding such Holder, the Registrable Securities held by it, the manner in which such Holder holds any securities of Parent and the distribution proposed by such Holder as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         7.       MISCELLANEOUS.

                  (a) LIMITATION ON ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession). Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

                  (b) THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement PROVIDED, HOWEVER, it is intended that the shareholders of Company shall be third party beneficiaries to this Declaration.

                  (c) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.


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                  (d)      COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

                  (f) AMENDMENT AND WAIVER. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

                                             PEREGRINE SYSTEMS, INC.


                                             /s/ Richard T. Nelson
                                             ----------------------------------
                                             Richard T. Nelson
                                             Senior Vice President


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